Exhibit 99.1

InnerScope Hearing Technologies, Becomes a Hearing Aid Manufacturer with the Signing of a 10-Year Hearing Aid Manufacturing, Design and Joint Marketing Agreement with Zounds Hearing, Inc.

The agreement allows InnerScope to design and manufacture its own high quality hearing aid device brands along with InnerScope being recognized as one of only 13 FDA registered manufacturer of hearing aid devices worldwide.

ROSEVILLE, CA., October 3, 2018 /GlobelNewswire/ - - InnerScope Hearing Technologies Inc. (OTCQB: INND) announced today it has signed a 10-Year Manufacturing, Design and Marketing Agreement (“Agreement”) with Zounds Hearing, Inc. (“Zounds”). Zounds is a FDA registered manufacturer of hearing aids, related components, and accessories sold under the brand name “Zounds.” Zounds is distributed through multiple marketing and distribution channels including Zounds branded retail locations. Under the Agreement, Zounds will be a subcontractor for InnerScope, providing all of InnerScope’s design, technology, manufacturing, and supply chain services. These services and resources will be shared between Zounds and InnerScope thereby lowering the cost for both companies.

The agreement allows InnerScope to leverage the tens of millions of dollars Zounds has invested in engineering, manufacturing, and supply chain capabilities. InnerScope also has the right to access Zounds’ research and development and technology breakthroughs in advanced audio technology contained within its 52 exclusive patents providing unrivaled hearing aid sound quality and clarity. In addition, InnerScope and Zounds will execute a joint marketing agreement to assist each other with marketing in other distribution channels and leverage each company’s relationships across both companies’ brands. The marketing agreement will also allow InnerScope to add and market Zounds current extensive product portfolio through all of InnerScope’s distribution channels.

InnerScope, known as a distributor and marketer of affordable high quality hearing aids through multiple distribution channels, will now become a registered FDA hearing aid manufacturer. The FDA registered medical device facility located in Chandler, Arizona, will also warehouse its manufactured hearing aids and related components and accessories. InnerScope will now join the select few worldwide traditional manufacturers of hearing aid devices (non-specialty hearing products) that currently serve this ever growing and emerging hearing impaired market.

These 13 hearing aid manufactures consists of 7 smaller or single brand boutique manufactures including Zounds, and 6 major global manufactures referred to as (the “Big Six”), together make up approximately 47+ different brands labels (see 2017 Hearing-healthcare-mind-map1). The Big Six makes-up over 90% of the hearing aid market share for all hearing aids sold worldwide.

Unfortunately, the current hearing-impaired market of 1.2+ billion people globally that have hearing loss and may benefit from the use of hearing aids is well underserved. With the high cost of hearing aids and the lack of easy accessibility, these 13 hearing aid manufacturers are only serving less than 4% or equivalent to 7+ Billion USD of the total global hearing-impaired market. In the U.S. alone, its estimated only 8 million people are hearing aid users out of 48 million people who are hearing-impaired.

InnerScope’s strategic plan as a hearing aid manufacturer is to design and manufacture multiple brand labels of high quality hearing aids at different price points for its multiple distribution channels. For example, its Direct-to-Consumer (“DTC”) division, InnerScope will be developing a very affordable line of “Self Fitting” hearing aids, which allow the consumer to simply fit, program and adjust the hearing aids, all through their smart phone, in less than three minutes. InnerScope’s hearing aids designed and distributed to InnerScope’s corporate owned physical audiological hearing aid retail stores and to its Buying Group members, will have more audiological features and fine tuning options and adjustments available for a more precision fitting by hearing healthcare professionals.

InnerScope, now as a hearing aid manufacturer, will dramatically increase its gross margin up to 95% on corporate owned physical retail stores and up to 87% through its DTC channels. Coupled with the low retail price points, InnerScope will clearly be positioned to disrupt the current hearing aid market by offering its own manufactured high quality hearing aids with the latest in Bluetooth and patented technology that will rival all of the other manufacturers, even the Big Six. But, more importantly, with InnerScope’s branding and marketing through multiple large DTC distribution channels and the building of physical audiological retail hearing aid stores, InnerScope will ultimately grow the current adaption and market penetration rate of 4%, which up to now, all the other hearing aid manufacturers have failed to accomplish due to the current distribution model.

“Zounds is well positioned to support InnerScope’s vision and business plan” said Sam Thomasson, President and CEO of Zounds Hearing, Inc. “We are very excited to be part of InnerScope’s long-term success. It was an easy decision given the passion of InnerScope’s management and the years of experience and expertise marketing and selling hearing aids. Zounds expertise in hearing aid design, intellectual property, manufacturing, and supply chain management, will enable InnerScope to rapidly scale.”

“Becoming a hearing aid manufacturer, is truly a “Game Changer” for InnerScope”, said Matthew Moore, CEO of InnerScope Hearing Technologies. “This Agreement with Zounds has elevated InnerScope from not only a hearing aid distribution and marketing company, but to a global hearing aid manufacturer as well. Zounds’ amazing patented hearing aid technology with over 80,000 customers in the United States and their expertise in manufacturing and design was a perfect fit for what InnerScope needed to disrupt the current hearing aid market place. Additionally, as a manufacturer InnerScope will increase its margin by 28% to 75%, depending on the product line. Plus, we will be able to meet all of the demands now and in the future on all hearing aid product orders from all of our large retail distributors,” continued Mr. Moore.

“This distinction as a global hearing aid manufacturer gives InnerScope, as a public company, the ability to be compared to other public hearing aid companies. For example, Sonova, Sivantos, GN ReSound and William Demant Holding A/S are all publicly traded (not traded on U.S. stock exchange) hearing aid manufacturers (part of the Big Six) companies. However, IntriCon (listed on Nasdaq stock symbol: IIN) is the only U.S. publicly traded company that is a hearing aid manufacturer”, Mr. Moore concluded.

About InnerScope Hearing Technologies (“INND”)

InnerScope Hearing Technologies (INND) is a rapidly expanding consolidator of the hearing aid industry in the United States. Management is applying decades of profitable industry experience and technology to an antiquated and disjointed industry, unlocking scale and efficiency, which will serve all of the InnerScope’s stakeholders. Its direct-to-consumer model is revolutionizing the industry with its Walmart.com relationship representing a paramount shift in the consumption of hearing aids to the hearing impaired.

In addition InnerScope plans to continue to open, acquire, and operate a physical chain of audiological and retail hearing device clinics. InnerScope’s mission is to serve approximately 1.2 billion people around the globe that are suffering with 25 db or greater hearing loss across the entire hearing impaired vertical from R&D and manufacturing through direct consumer sales and services. For more information, please visit: www.innd.com

About Zounds Hearing Inc.

Zounds Hearing, Inc., was founded in 2009, designs, manufactures and retails high-performance hearing aids for use with mild, moderate, severe, and profound hearing impairments. Headquartered in Chandler, Arizona, Zounds’ technology enables breakthroughs in product, performance, selection and value. Zounds utilizes internally developed research and 52 exclusive patents. For more information, please visit ZoundsHearing.com

Safe Harbor

This presentation contains forward-looking statements, which relate to future events or InnerScope Hearing Technologies future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “should,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in InnerScope Hearing Technologies filings with the Securities and Exchange Commission. InnerScope Hearing Technologies undertakes no duty to update any forward-looking statements made herein.

Contact

InnerScope Hearing Technologies, Inc.
Investor Relations

Info@innd.com
916-218-4100
www.innd.com

www.ZoundsHearing.com